Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of Park Sterling Corporation and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints James C. Cherry and David L. Gaines, and each of them acting individually, its and his true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its and his name and on its and his behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) one or more Registration Statements of Park Sterling Corporation on Form S-8 relating to the issuance of Common Stock of Park Sterling Corporation pursuant to the Park Sterling Bank 2006 Employee Stock Option Plan, the Park Sterling Bank 2006 Stock Option Plan for Directors, the Park Sterling Bank 2010 Employee Stock Option Plan, the Park Sterling Bank 2010 Stock Option Plan for Directors, and the Park Sterling Corporation 2010 Long-Term Incentive Plan, as each may be subsequently amended, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statements”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statements under such securities laws, regulations or requirements as may be applicable; and each of Park Sterling Corporation and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Park Sterling Corporation might or could do, and as each of said Officers and Directors might or could do personally in his capacity or capacities as aforesaid, and each of Park Sterling Corporation and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its and his signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statements under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.
     IN WITNESS WHEREOF, Park Sterling Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

PARK STERLING CORPORATION

/s/ JAMES C. CHERRY

James C. Cherry Chief Executive Officer

Dated: January 26, 2011
[Signatures continued on following page]

Signature	Title	Date

/s/ JAMES C. CHERRY James C. Cherry	Chief Executive Officer and Director (Principal Executive Officer)	January 26, 2011
/s/ DAVID L. GAINES David L. Gaines	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	January 26, 2011
/s/ STEPHEN A. ARNALL Stephen A. Arnall	Executive Vice President and Treasurer (Principal Accounting Officer)	January 26, 2011
Leslie M. Baker, Jr.	Chairman of the Board	January __, 2011
/s/ WALTER C. AYERS Walter C. Ayers	Director	January 26, 2011
/s/ LARRY W. CARROLL Larry W. Carroll	Director	January 26, 2011
/s/ THOMAS B. HENSON Thomas B. Henson	Director	January 26, 2011
/s/ JEFFREY S. KANE Jeffrey S. Kane	Director	January 26, 2011

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